Exhibit 4.2

EXECUTION

INDENTURE

between

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

Dated as of November 1, 2013

CROSS REFERENCE TABLE*

TIA Section	Indenture Section

310 (a)(1)	6.11

(a)(2)	6.11

(a)(3)	6.10; 6.11

(a)(4)	N.A.**

(a)(5)	6.11

(b)	6.08; 6.11

311 (a)	6.16

(b)	6.16

312 (a)	7.01

(b)	7.02

(c)	7.02

313 (a)	7.05

(b)(1)	7.05

(b)(2)	7.05

(c)	7.05; 11.05

(d)	7.05

314 (a)	3.09; 7.06

(b)	3.06; 11.14

(c)(1)	11.01

(c)(2)	11.01

(c)(3)	11.01

(d)	11.01

(e)	11.01

(f)	11.01

315 (a)	6.01

i

(b)	6.05; 11.01

(c)	6.01

(d)	6.01

(e)	5.13

316(a)	1.01

(a)(1)(A)	5.11

(a)(1)(B)	5.12

(a)(2)	N.A.

(b)	5.07

(c)	N.A.

317 (a)(1)	5.03

(a)(2)	5.03

(b)	3.03

318 (a)	11.25

*	This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
**	N.A. means Not Applicable.

ii

i

EXHIBIT A-1	Form of Class A-1 Note
EXHIBIT A-2	Form of Class A-2 Note
EXHIBIT A-3	Form of Class B Note
EXHIBIT A-4	Form of Class C Note
EXHIBIT B	Form of Note Investment Letter
EXHIBIT C-1	Form of Non-U.S. Beneficial Ownership Certification by Euroclear or Clearstream Bank, société anonyme
EXHIBIT C-2	Form of Non-U.S. Beneficial Ownership Certification by Member Organization
EXHIBIT D	Form of Repurchase Request Notice

THIS INDENTURE, dated as of November 1, 2013, is between CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2, a Delaware statutory trust (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 0.33000% Class A-1 Asset Backed Notes (the “Class A-1 Notes”), 1.23% Class A-2 Asset Backed Notes (the “Class A-2 Notes”), 2.31% Class B Asset Backed Notes (the “Class B Notes”) and 3.32% Class C Asset Backed Notes (the “Class C Notes”) (the Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes, each a “Note” and collectively, the “Notes”):

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee on the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all (without duplication) of the Issuer’s right, title and interest in and to all accounts, payment intangibles and other general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and Investment Property and all other tangible and intangible property (together with all related supporting obligations and proceeds), whether now owned or hereafter acquired and whether now existing or hereafter coming into existence, including: (i) the Depositor Conveyed Assets, (ii) all funds on deposit from time to time in the Trust Accounts, the Certificate Distribution Account (as defined in the Trust Agreement) and any other accounts established pursuant to this Indenture, the Trust Agreement, or the Sale and Servicing Agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including all Net Investment Earnings thereon); (iii) all Securities Accounts and all security entitlements with respect to Financial Assets credited to any Securities Account; (iv) all rights under the Sale and Servicing Agreement; (v) all enforcement and other rights under the UCC and other Applicable Law in respect of any or all of the foregoing; (vi) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing; and (vii) the proceeds of or with respect to any and all of the foregoing (collectively, the “Collateral”). It is understood and agreed that the foregoing Grant is intended to cover property owned by the Issuer at the Closing Date.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, except as otherwise provided in this Indenture and the other Basic Documents. to secure compliance with the provisions of this Indenture and the Sale and Servicing Agreement for the benefits of the Noteholders, all as provided in this Indenture.

The Indenture Trustee, on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected. The Issuer hereby authorizes the filing of a financing statement against the Issuer describing the Collateral as constituting all assets of the Issuer as debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located.

This Indenture shall be deemed to be and hereby is a security agreement within the meaning of the UCC as in effect in the State of New York.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. Capitalized terms not defined in this Agreement have the meanings assigned thereto in Appendix A to that certain Sale and Servicing Agreement, dated as of November 1, 2013, by and among the Issuer, the Indenture Trustee, California Republic Funding, LLC, California Republic Bank, and CSC Logic, Inc.

Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

ARTICLE II

THE NOTES

Section 2.01 Form; Denomination. The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, or Exhibit A-4, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, or Exhibit A-4 are part of the terms of this Indenture.

The Notes shall be issuable as registered Notes in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof (except that on the Closing Date one Note of each Class of Notes may be issued in a denomination other than an integral multiple of $1,000).

Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver Notes for original issue in an aggregate principal amount of $39,000,000 with respect to the Class A-1 Notes, $184,500,000 with respect to the Class A-2 Notes, $11,890,000 with respect to the Class B Notes and $11,770,000 with respect to the Class C Notes. The aggregate principal amount of (i) Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes, as the case may be, outstanding at any time may not exceed the respective amounts set forth above with respect to such Classes of Notes, except as otherwise provided in Section 2.05.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03 Temporary Notes.

(a) Pending the preparation of Definitive Notes, if any, to be issued in exchange for Book-Entry Notes the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, such temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations as are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

(b) If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the Agency Office of the Issuer to be maintained as provided in Section 3.02, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of the same Class or Classes and authorized denominations. Until so delivered in exchange, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.04 Registration; Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept a register, comprising separate registers for each Class of Notes, in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes (the “Register”). The Indenture Trustee shall initially be the Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor Registrar or, if it elects not to make such an appointment, assume the duties of the Registrar. Notwithstanding anything to the contrary contained herein, the Registrar shall know only the Person in whose name a Note is registered in the Register, and the obligations of the Indenture Trustee (in its capacity as paying agent or otherwise) and the Registrar shall run only to such Persons.

(b) If a Person other than the Indenture Trustee is appointed by the Issuer as Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register. The Indenture Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to fully rely upon a certificate executed on behalf of the Registrar by an authorized officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes until such time as an updated certificate is provided by the Registrar to the Indenture Trustee at which time it will be entitled to fully rely on such replacement certificate.

(c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations of a like aggregate principal amount.

(d) At the option of the Noteholder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount and upon surrender of such Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.

(e) All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company.

(g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03(b) or Section 9.05 not involving any transfer.

(h) The preceding provisions of this Section 2.04 notwithstanding, the Issuer shall not be required to transfer or make exchanges, and the Registrar need not register transfers or exchanges, (i) of Notes that are due for repayment within fifteen (15) days of submission to the Corporate Trust Office or the Agency Office or (ii) of Notes selected for redemption.

(i) Neither the Indenture Trustee nor the Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Note an interest in which is transferable through the facilities of the Depository. In addition, neither the Indenture Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or wrongful taking of any Note, and (ii) there is delivered to the Issuer, Registrar and Indenture Trustee such security or indemnity as may be reasonably required by it to hold the Issuer, Registrar and the Indenture Trustee, respectively, harmless, then, in the absence of notice to the Issuer, the Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or wrongfully taken Note, a replacement Note of like tenor and principal amount; provided, however, that if any such destroyed, lost or wrongfully taken Note, but not a mutilated Note, shall have become or within fifteen (15) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or wrongfully taken Note, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.05, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.05 in replacement of any mutilated, destroyed, lost or wrongfully taken Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or wrongfully taken Note shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Registrar and any agent of the Issuer, the Indenture Trustee or the Registrar may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee, the Registrar or any agent of the Issuer, the Registrar or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.07 Payment of Principal and Interest. The Notes shall accrue interest during each Interest Period at the applicable Interest Rate, calculated in accordance with the terms of the Notes, and shall be payable from amounts deposited in the Collection Account in accordance with Section 5.04(a) of the Sale and Servicing Agreement or Section 5.04(b) hereof. Interest accrued on the Notes during an Interest Period shall be due and payable on the related Payment Date.

(a) The principal of the Notes will be due and payable in accordance with Section 5.04(b) of the Sale and Servicing Agreement or Section 5.04(b) hereof. The principal of the Notes shall also be due and payable as follows: (i) on the Redemption Date, in an amount equal to the outstanding Note Balance, (ii) on the date of acceleration of the maturity of the Notes pursuant to Section 5.02 in the amount of the outstanding Note Balance and (iii) to the extent any Class of Notes remain and have not been paid prior to such date, on the related Final Scheduled Payment Date for such Class of Notes in an amount equal to the outstanding Note Balance of such Class of Notes.

(b) Any installment of interest or principal payable with respect to a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered on the Record Date, by wire transfer of immediately available funds to the account of any such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions no less than two (2) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Payment Dates), or otherwise by check mailed to the address of such Noteholder as it appears in the Register; provided, however, that with respect to Book-Entry Notes registered on the applicable Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.) for which Definitive Notes have not been issued pursuant to Section 2.13, payment shall be made by wire transfer in immediately available funds to Cede & Co., for further credit to the account designated by such Holder. The final distribution on each Note will be made in like manner, but only upon presentation and surrender of such Note at the Corporate Trust Office or such other location specified in the notice to Noteholders of such final distribution. With respect to Book-Entry Notes for which Definitive Notes have not been issued, such notice shall be sent on the Business Day prior to such Payment Date by facsimile, and with respect to Definitive Notes, such notice shall be sent not later than three (3) Business Days after such Record Date in accordance with Section 11.05, and, in each case, shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. The Indenture Trustee shall not be liable for any failure to provide notice to the Noteholders as required pursuant to this Section 2.07(b) to the extent it has not received notice of such expected Final Scheduled Payment Date from the Issuer not later than two (2) Business Days after the Record Date. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03. The final interest payment on each Class of Notes is due on the date on which the Note Balance of that Class of Notes is reduced to zero (including any Redemption Date and the applicable Final Scheduled Payment Date).

Section 2.08 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.08, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

Section 2.09 Tax Treatment; Withholding.

(a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, State and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral, and, unless otherwise required by Applicable Law, the Noteholders and the Owners agree that, by acquiring any Note or interest therein, that it will not take a position contrary to such treatment. The Issuer, by entering into this Indenture agree solely for federal, State and local income, single business and franchise tax purposes, (i) to treat the Notes as indebtedness secured by the Collateral and (ii) not to treat the Issuer as an association (or publicly-traded partnership) taxable as a corporation, in each case, unless such treatment has been determined to be contrary to Applicable Law by a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order is final and binding after all appeals allowed by Applicable Law.

(b) In the event that any withholding tax is imposed on payments to a Noteholder, such tax shall reduce the amount otherwise distributable to such Noteholder in accordance with this Section. The Indenture Trustee or Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed with respect to such payment (but such authorization shall not prevent the Indenture Trustee or the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by Applicable Law, pending the outcome of such proceedings; provided, however, the Indenture Trustee or the Paying Agent shall not be required to contest any tax). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by Indenture Trustee or Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a payment (such as a payment to a non-U.S. Noteholder), the Indenture Trustee or the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph with no liability therefor.

(c) Prior to the receipt of any interest payment, any Noteholder or its transferee that is a United States person (as defined in Section 7701(a)(30) of the Code) shall (i) provide the Indenture Trustee and the Paying Agent with Internal Revenue Service Form W-9 (or successor form) or (ii) establish to the satisfaction of the Indenture Trustee and the Paying Agent that it is exempt from backup withholding. Each Noteholder or its transferee agrees by acceptance of a Note that, upon request of the Issuer, the Indenture Trustee or the Paying Agent, such Noteholder or its transferee will provide the Issuer, the Indenture Trustee or the Paying Agent with a supplemental Internal Revenue Service Form W-9 (or successor form) to the extent legally able to do so and that each Noteholder or its transferee shall notify the Indenture Trustee or Paying Agent should subsequent circumstances render such forms or exemptions incorrect or invalid. The Indenture Trustee and the Paying Agent shall be fully protected in relying upon, and each Noteholder or its transferee by its acceptance of a Note hereunder agrees to indemnify and hold the Indenture Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Indenture Trustee’s and the Paying Agent’s reliance upon, any documents, forms or information provided by any Noteholder or its transferee to the Issuer, the Indenture Trustee or the Paying Agent pursuant to this Section 2.09.

(d) Prior to the receipt of any interest payment, any Noteholder, and upon transfer, any transferee that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall provide the Indenture Trustee and the Paying Agent with Internal Revenue Service Form W-8BEN, Form W-8ECI or other applicable Internal Revenue Service Form W-8 (or successor forms). Each Noteholder or transferee agrees by acceptance of a Note that, upon request of the Issuer, the Indenture Trustee or the Paying Agent, such Noteholder or transferee will provide the Issuer, the Indenture Trustee or the Paying Agent with a supplemental Internal Revenue Service Form W-8BEN, W-8ECI or other applicable Internal Revenue Service Form W-8 (or successor forms) to the extent legally able to do so and that each Noteholder or its transferee shall notify the Indenture Trustee or Paying Agent should subsequent circumstances render such forms incorrect or invalid. The Indenture Trustee and the Paying Agent shall be fully protected in relying upon, and each Noteholder or its transferee by its acceptance of a Note hereunder agrees to indemnify and hold the Indenture Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Indenture Trustee’s and the Paying Agent’s reliance upon, any documents, forms or information provided by any Noteholder or its transferee to the Issuer, the Indenture Trustee or the Paying Agent pursuant to this Section 2.09.

Section 2.10 [Reserved]

Section 2.11 Book-Entry Notes. Each Note, upon original issuance, shall be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, which shall be deposited on behalf of the purchasers of the Notes represented by such Book-Entry Note with the Depository or the Indenture Trustee, as custodian for the Depository, and registered on the Register in the name of the Depository or a nominee thereof (initially, such nominee to be Cede & Co.). No Owner shall receive a Definitive Note representing such Owner’s interest in such Notes, except as provided in Section 2.13. Unless and until Definitive Notes have been issued to such Owners pursuant to Section 2.13:

(i) the provisions of this Section 2.11 shall be in full force and effect;

(ii) the Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes and shall have no obligation to such Owners;

(iii) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(iv) the rights of the Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners and the Depository and/or the Depository Participants, and unless and until Definitive Notes are issued pursuant to Section 2.13, the initial Depository shall make book-entry transfers between the Depository Participants and receive and transmit payments of principal of and interest on such Notes to such Depository Participants, pursuant to the Depository Agreement; and

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balance of the Outstanding Notes, the Depository shall be deemed to represent such percentage only to the extent that it has (x) received written instructions to such effect from Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and (y) delivered such instructions to the Indenture Trustee.

Section 2.12 Notices to Depository. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes representing such Notes shall have been issued to the related Owners pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to the related Noteholders to the Depository and shall have no obligation to such Owners.

Section 2.13 Definitive Notes. If for any Notes issued as Book-Entry Notes, the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to such Notes and the Issuer is unable to locate a qualified successor, then the Depository shall notify all Owners and the Indenture Trustee in writing of the occurrence of any such event and of the availability of Definitive Notes to such Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes or Notes representing such Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the related Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Administrator, the Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of such Definitive Notes, the Indenture Trustee shall recognize the Holders of such Definitive Notes as Noteholders. The Indenture Trustee shall not be liable if the Administrator or the Indenture Trustee is unable to locate a qualified successor Depository.

If Definitive Notes are issued and the Indenture Trustee is not the Registrar, the Issuer shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five (5) days thereafter and (ii) within thirty (30) days after receipt by the Issuer of a request therefor.

Section 2.14 Depositor as Noteholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Depositor.

Section 2.15 [Reserved].

Section 2.16 Additional Transfer Restrictions. The transfer and exchange of Book-Entry Notes or beneficial interests therein shall be affected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Book-Entry Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Book-Entry Note in accordance with the transfer restrictions set forth in the Section 2.04 and on the legends on the forms of the Notes.

Section 2.17 ERISA. The Notes may, in general, be purchased by, or on behalf of, or with “plan assets” of a Benefit Plan. A fiduciary of a Benefit Plan purchasing any such Class of Notes or a beneficial interest in such Notes, with the assets of a Benefit Plan is deemed to represent that the purchase of one or more such Notes or a beneficial interest therein is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. If the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective Affiliates (i) has investment or administrative discretion with respect to the assets of a Benefit Plan, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice will (a) serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) be based on the particular investment needs for such Benefit Plan or (iii) is an employer maintaining or contributing to such Benefit Plan, then a purchase of any such Class of Notes by such a Benefit Plan may represent a conflict of interest or act of self-dealing by the fiduciary.

ARTICLE III

COVENANTS

Section 3.01 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes, and all other amounts owing hereunder or in respect of the Notes, in accordance with the terms of the Notes, this Indenture and the Sale and Servicing Agreement. Without limiting the foregoing, subject to Section 8.02(c), on each Payment Date the Issuer shall cause all amounts deposited pursuant to the Sale and Servicing Agreement for the benefit of the Notes to be paid to the Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 3.02 Maintenance of Office or Agency. So long as any of the Notes remain outstanding, the Issuer will maintain in Jacksonville, Florida, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Such office will initially be located at the Corporate Trust Office. Definitive Notes may be surrendered for registration of transfer or exchange at the Corporate Trust Office. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03 Money for Payments to Be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from any Trust Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

On or before the Business Day preceding each Payment Date or the Redemption Date, the Issuer shall deposit or cause to be deposited in the Collection Account and the Principal Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee, in writing, of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor on the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to Applicable Laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid upon Issuer Request to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and written direction of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and the Collateral, and will not dissolve or liquidate in whole or in part.

Section 3.05 Protection of Collateral; Manner of Perfection.

(a) The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on and a first priority, perfected security interest in the Collateral.

(b) The Issuer will from time to time execute, deliver and file all such supplements and amendments hereto and (subject to clause (c) below) all such UCC financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the first priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii) enforce the Indenture Trustee’s rights in any of the Collateral;

(iv) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in such Collateral against the claims of all Persons and parties; or

(v) pay or cause to be paid any taxes or assessments levied or assessed upon the Collateral when due.

(c) The Issuer hereby designates the Indenture Trustee, as its agent and attorney-in-fact, to execute any UCC financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05; provided, however, that the Issuer will have the responsibility for taking such actions, and anything herein to the contrary notwithstanding (including the authorization to file granted in this sentence), the Indenture Trustee shall have no duty, responsibility or obligation to file any financing statements or record any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest and shall have no liability for failing to do so.

(d) The Issuer hereby represents and warrants that, as to the Collateral pledged to the Indenture Trustee for the benefit of the Noteholders, on the Closing Date:

(i) the Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral that is in existence in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer;

(ii) the Receivables constitute “tangible chattel paper” or “electronic chattel paper” under the applicable UCC;

(iii) the Issuer owns and has good and marketable title to such Collateral free and clear of any liens, claims or encumbrances of any Person, other than the interest Granted under this Indenture;

(iv) the Issuer has acquired its ownership in such Collateral in good faith without notice of any adverse claim;

(v) the Trust Accounts are not in the name of any person other than the Indenture Trustee and the Issuer has not consented to the bank maintaining the Trust Accounts to comply with the instructions of any Person other than the Indenture Trustee;

(vi) the Issuer has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(vii) the Issuer has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under Applicable Law in order to perfect the security interest Granted hereunder in the Receivables;

(viii) other than its Granting hereunder, the Issuer has not Granted such Collateral, the Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of such Collateral other than the financing statement in favor of the Indenture Trustee, and the Issuer is not aware of any judgment or tax lien filing against it;

(ix) the information relating to such Collateral set forth in the Schedule of Receivables (attached as Schedule A to the Sale and Servicing Agreement) is correct; and

(x) the Issuer has taken all steps necessary to perfect its security interest against the Obligor in the Financed Vehicle.

(e) All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection with this Indenture describing the Collateral shall contain a statement to the following effect: “A purchase of, or a security interest in, any of the collateral covered by this financing statement will violate the rights of the secured party.”

Section 3.06 Opinions as to Collateral.

(a) On the Closing Date, the Issuer shall cause to be furnished to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any UCC financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before June 30th of each year, beginning in 2014, the Issuer shall furnish to the Indenture Trustee and the Rating Agencies an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any UCC financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture, the Sale and Servicing Agreement and the Receivables Purchase Agreement and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any UCC financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture, the Sale and Servicing Agreement and the Receivables Purchase Agreement and the priority thereof until June 30th of the following calendar year.

Section 3.07 Performance of Obligations; Servicing of Receivables.

(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or the Sale and Servicing Agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer, provided that any delegation shall not release the Issuer from its obligations hereunder and under the Notes. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents, and in the instruments and agreements included in the Collateral, and shall enforce its rights thereunder and the obligations of the other Persons parties thereto, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d) If the Issuer shall have knowledge of the occurrence of a Servicer Termination Event or of any other breach by a Person under any Basic Document, the Issuer shall promptly notify the Indenture Trustee, the Noteholders and the Rating Agencies thereof, and shall specify in such notice the action, if any, that the Issuer is taking with respect to such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e) Upon any termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Noteholders. As soon as a successor servicer (a “Successor Servicer”) is appointed, the Issuer shall notify the Indenture Trustee and the Noteholders in writing of such appointment, specifying in such notice the name and address of such Successor Servicer. The Issuer shall not waive timely performance or observance by the Depositor, the Servicer or the Seller of their respective duties or obligations under the Basic Documents if such waiver would reasonably be expected to materially adversely affect the interests of the Noteholders.

Section 3.08 Negative Covenants. So long as any Notes are outstanding, the Issuer shall not:

(a) except as expressly permitted by the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral;

(b) engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables and the other Collateral as contemplated by this Indenture and the other Basic Documents;

(c) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(d) (i) permit the validity or effectiveness of this Indenture to be impaired or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor), (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Collateral, (iv) dissolve or liquidate in whole or in part or (v) merge or consolidate with, or transfer substantially all of its assets to, any other Person;

(e) take any action that, for federal, State or local income, single business and franchise tax purposes, (i) would cause the Notes to fail to be treated as debt or (ii) would cause the Issuer to be treated as an association (or publicly-traded partnership) taxable as a corporation; or

(f) incur, assume or guarantee or otherwise become liable for any indebtedness other than the indebtedness evidenced by the Notes or indebtedness otherwise permitted by the Basic Documents.

Section 3.09 Annual Statement as to Compliance. The Issuer will deliver to the Depositor, the Indenture Trustee and the Rating Agencies, on or before March 31 of each year an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that: (i) a review of the activities of the Issuer during the preceding calendar year (or, in the case of the first such report due on or before March 31, 2014, during the period from the Closing Date to December 31, 2013) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and (ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year (or shorter period specified above in the case of the first such report) in all material respects or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10 Issuer May Not Merge or Consolidate. The Issuer shall not consolidate or merge with or into any other Person. The Issuer shall not convey or transfer any of its properties or assets, including the Collateral, to any person.

Section 3.11 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Basic Documents and engaging in any activities incidental thereto. The Issuer shall not fund the purchase of any receivables other than the Receivables.

Section 3.12 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness, or incur any other obligations or liabilities, except for the Notes.

Section 3.13 Servicer’s Obligations. The Issuer shall cause the Servicer to comply with its obligations under the Sale and Servicing Agreement.

Section 3.14 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Trust Agreement, the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any Person.

Section 3.15 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (whether consisting of realty or personalty).

Section 3.16 Removal of Administrator. So long as any Notes are outstanding, the Issuer shall not remove the Administrator without cause without prior satisfaction of the Rating Agency Condition.

Section 3.17 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amount for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement, this Indenture or the Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Trust Accounts except in accordance with this Indenture and the other Basic Documents.

Section 3.18 Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Seller, the Servicer or the Depositor of their respective obligations under the Sale and Servicing Agreement and each default on the part of the Seller or the Purchaser of its obligations under the Receivables Purchase Agreement.

Section 3.19 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.20 Compliance with Laws. The Issuer shall comply with the requirements of all Applicable Laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Basic Document to which the Issuer is a party.

Section 3.21 Amendments to Sale and Servicing Agreement. The Issuer shall not agree to any amendment to Section 10.01 of the Sale and Servicing Agreement or Section 8.2 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee or the Noteholders consent to amendments thereto as provided therein, unless the Indenture Trustee or the Noteholders, as appropriate, consent to such amendment eliminating such requirement.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange of outstanding Notes, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon and all other amounts with respect thereto, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.11, 3.12, 3.16, 3.14, 3.15 and 3.17, (v) the rights and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07) as well as the obligations of the Indenture Trustee under Section 4.03 and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(1) either: (A) all Notes theretofore authenticated and delivered (other than Notes (1) that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (2) for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee, cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the related Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under the other Basic Documents; and

(3) the Issuer has delivered to the Depositor and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, and (if required by the TIA or Section 11.01) an Independent Certificate, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to this Article IV shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by Applicable Law.

Section 4.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon written demand of the Issuer or the Indenture Trustee, be paid to the Indenture Trustee to be held and applied according to Section 3.03; and thereupon, such Paying Agent shall be released from all further liability with respect to such moneys.

Section 4.04 Release of Collateral. Subject to Section 11.01 and except as may be provided by the terms of the Basic Documents (including Section 8.04 hereof, Sections 3.03, 4.03 and 4.06(a) of the Sale and Servicing Agreement and Section 3.2 of the Receivables Purchase Agreement), the Indenture Trustee shall release property from the lien of this Indenture only when the Notes shall have been Paid In Full upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and, if required by Section 11.01, Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the TIA or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Indenture Trustee’s obligations under TIA Sections 314(c) and 314(d)(1), the Indenture Trustee shall release property from the Lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order. .

Section 4.05 Satisfaction, Discharge and Defeasance of the Notes.

(a) Upon satisfaction of the conditions set forth in Section 4.05(b), the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Notes Outstanding, and the provisions of this Indenture, as it relates to such Notes, shall no longer be in effect (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to:

(i) the rights of the Noteholders to receive, from the trust funds described in Section 4.05(b)(i), payment of the principal of and interest on the Notes Outstanding at maturity of such principal or interest;

(ii) the obligations of the Issuer with respect to the Notes under Sections 2.04, 2.05, 3.02 and 3.03;

(iii) the obligations of the Issuer and Servicer to the Indenture Trustee under Section 6.07; and

(iv) the rights, powers, trusts, protections, indemnities and immunities of the Indenture Trustee hereunder and the duties of the Indenture Trustee hereunder.

(b) The satisfaction, discharge and defeasance of the Notes pursuant to Section 4.05(a) is subject to the satisfaction of all of the following conditions:

(i) the Issuer has deposited or caused to be deposited irrevocably (except as provided in Section 4.03) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, which, through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day prior to the due date of any payment referred to below, money in an amount sufficient, in the opinion of a nationally recognized firm of Independent Accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge the entire indebtedness on the Notes Outstanding, for principal thereof and interest thereon to the date of such deposit (in the case of Notes that have become due and payable) or to the maturity of such principal and interest, as the case may be;

(ii) such deposit will not result in a breach or violation of, or constitute an event of default under, any Basic Document to which Issuer is party to or other agreement or instrument to which the Issuer is bound;

(iii) no Event of Default has occurred and is continuing on the date of such deposit or on the 91st day after such date; and

(iv) the Issuer has delivered to the Depositor and the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the defeasance contemplated by this Section have been complied with.

ARTICLE V

REMEDIES

Section 5.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Authority):

(a) default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five (5) days;

(b) default in the payment of the principal of any Note on the related Final Scheduled Payment Date or the Redemption Date;

(c) any failure by the Issuer to duly observe or perform any of its covenants or agreements or a breach of any of its representations and warranties in this Indenture (other than as specified above in clauses (a) and (b)), which failure has a Material Adverse Effect on the Noteholders and which continues unremedied for a period of thirty (30) days; or

(d) the occurrence of an Insolvency Event with respect to the Issuer.

The Issuer shall promptly (but in any event not later than five (5) Business Days) deliver to the Indenture Trustee written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default under clause (c) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 5.01(d)), the Indenture Trustee in its discretion may, or if so requested in writing by the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class, shall, declare by written notice to the Issuer all of the Notes to be immediately due and payable, and upon any such declaration (but subject to clause (b) below) the entire outstanding Note Balance, together with accrued interest thereon through the date of acceleration, shall become immediately due and payable as provided in the Notes. If following the occurrence of an Event of Default (other than an Event of Default specified in Section 5.01(d)), the Indenture Trustee has not declared the Notes to be immediately due and payable, the Issuer shall continue to pay interest and principal on the Notes on each Payment Date in accordance with Section 5.04 of the Sale and Servicing Agreement, until the Notes are accelerated or until a liquidation, if any, of the Trust Estate. If an Event of Default specified in Section 5.01(d) shall have occurred and be continuing, the Notes shall automatically become immediately due and payable without any further action on the part of any Person.

(b) At any time after declaration of acceleration of maturity has been made pursuant to clause (a) above and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article V, the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class may, by written notice to the Issuer and the Indenture Trustee, rescind such declaration and annul such consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel.

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee; Authority of the Controlling Class.

(a) The Issuer covenants that if (i) a default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) a default is made in the payment of the principal of or any installment of the principal of any Note on the related Final Scheduled Payment Date, the Issuer will, upon demand of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class, pay to the Indenture Trustee, for the benefit of the Noteholders, the entire amount then due and payable on such Notes in respect of principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate then applicable to the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand or if any such amounts became due and payable automatically pursuant to the terms of Section 5.02(a), the Indenture Trustee, in its own name and as trustee of an express trust, may (and at the written direction of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall) institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor on such Notes and collect in the manner provided by law out of the Collateral or the property of any other obligor on such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, or shall at the written direction of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee or the Indenture Trustee at the written direction of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall reasonably deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor on the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or CRB or its property or such other obligor or Person, or in case of any other comparable Proceedings relative to the Issuer or other obligor on the Notes or CRB, or to the creditors or property of the Issuer or such other obligor or CRB, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the

Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered (and at the written direction of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall), by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of reasonable out-of-pocket expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by Applicable Law, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or a Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any Proceedings relative to the Issuer, its creditors or its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee for application in accordance with Section 5.04 of the Sale and Servicing Agreement and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and amounts due and owing to the Indenture Trustee under Section 6.07.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04 Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the written direction of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall, do one or more of the following (subject to Sections 5.02 and 5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor on such Notes moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, notwithstanding anything else herein to the contrary, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(a) or (b), unless, (x) the Noteholders representing 100% of the Note Balance of the Outstanding Notes voting as a single class consents thereto, (y) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid on such Notes in respect of principal and interest, or (z) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Noteholders representing 66 2⁄3% of the Note Balance of the Outstanding Notes voting as a single class; provided, further, that the Depositor or its Affiliates may not participate in such sales as long as any of them is a Noteholder.

In determining such sufficiency or insufficiency with respect to clause (y) and (z) above, the Indenture Trustee may, at the Issuer’s expense whether or not the Collateral is sold (unless it is paid in the priority set forth in Section 5.04(b) in connection with a sale of Collateral) but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the sufficiency of the Collateral for such purpose.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V and the Notes have been accelerated, it shall pay out such money or property (and other amounts, including all amounts held on deposit in the Reserve Account) held as Collateral for the benefit of the Noteholders (net of liquidation costs associated with the sale of the Collateral) in the following order of priority:

(i) first, to the Indenture Trustee, the Owner Trustee and the Administrator, any accrued and unpaid fees, indemnity payments and reasonable expenses permitted under the Basic Documents;

(ii) second, to the Servicer, the Servicing Fee and all unpaid Servicing Fees and to the Backup Servicer, the Backup Servicing Fee and all unpaid Backup Servicing Fees with respect to prior Collection Periods;

(iii) third, pro rata, to the Holders of the Class A-1 Notes and the Holders of the Class A-2 Notes, the Accrued Class A-1 Note Interest and the Accrued Class A-2 Note Interest;

(iv) fourth, if (x) the Receivables have been sold after an Event of Default has occurred or (y) an Event of Default described in Section 5.01(a), (b) or (d) has occurred, in the following order of priority:

(A) to the Holders of the Class A-1 Notes in respect of principal thereon until the Class A-1 Notes have been Paid In Full;

(B) to the Holders of the Class A-2 Notes in respect of principal thereon until the Class A-2 Notes have been Paid In Full;

(C) to the Holders of the Class B Notes, the Accrued Class B Note Interest;

(D) to the Holders of the Class B Notes in respect of principal thereon until the Class B Notes have been Paid In Full;

(E) to the Holders of the Class C Notes, the Accrued Class C Note Interest;

(F) to the Holders of the Class C Notes in respect of principal thereon until the Class C Notes have been Paid In Full;

(v) fifth, if an Event of Default other than that described in clause (iv) directly above has occurred and the Receivables have not been sold after such Event of Default has occurred, in the following order of priority:

(A) to the Holders of the Class B Notes, the Accrued Class B Note Interest;

(B) to the Holders of the Class C Notes, the Accrued Class C Note Interest;

(C) to the Holders of the Class A-1 Notes in respect of principal thereon until the Class A-1 Notes have been Paid In Full;

(D) to the Holders of the Class A-2 Notes in respect of principal thereon until the Class A-2 Notes have been Paid In Full;

(E) to the Holders of the Class B Notes in respect of principal thereon until the Class B Notes have been Paid In Full;

(F) to the Holders of the Class C Notes in respect of principal thereon until the Class C Notes have been Paid In Full;

(vi) sixth, any remaining funds shall be distributed to the Certificateholders.

(c) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 5.05 Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may (and if instructed in writing by the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall), elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether or not to maintain possession of the Collateral, the Indenture Trustee may (and if instructed in writing by the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall), obtain (and may conclusively rely upon) an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose. Such opinion shall be at the expense of the Issuer regardless of whether or not the Collateral is sold unless it is paid in the priority set forth in Section 5.04(b)(i) in connection with a sale of Collateral.

Section 5.06 Limitation of Suits.

(a) No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Outstanding Note Balance of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred in complying with such request;

(iv) the Indenture Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such thirty (30) day period by Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class.

(b) It is understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except as set forth herein.

(c) In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders pursuant to this Section 5.06, each representing less than a majority of the Outstanding Note Balance of the Controlling Class of Notes, the Indenture Trustee shall only act at the written direction of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class.

Section 5.07 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Applicable Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or the Noteholders, as the case may be.

Section 5.11 Control by Controlling Class. The Holders of a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or this Agreement or exercising any trust or power conferred on the Indenture Trustee hereunder or under the Notes or any other Basic Document; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, (ii) the Indenture Trustee may take any other action reasonably deemed proper by the Indenture Trustee that is not inconsistent with such direction, (iii) subject to the terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by Holders of Notes evidencing not less than 100% of the Note Balance and (iv) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by the Holders of Notes evidencing less than 100% of the Note Balance to sell or liquidate the Collateral shall be of no force and effect. Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.01, the Indenture Trustee need not take any action that it reasonably determines might involve it in liability (unless it is offered a reasonable indemnity satisfactory to it) or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class may waive any past Default or Event of Default and its consequences except a Default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by (i) the Indenture Trustee, (ii) any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 50% of the Note Balance of the Outstanding Notes, or (iii) any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Indenture Trustee (which request the Indenture Trustee shall make if instructed in writing to do so by the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class) to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by CRB of each of its obligations to the Issuer under or in connection with the Basic Documents and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Basic Documents to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of CRB or the Depositor thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by CRB or the Depositor of its obligations under the Basic Documents; provided, however, nothing herein shall in any way impose on the Indenture Trustee the duty to monitor the performance of CRB of any of its liabilities, duties or obligations under any Basic Documents or to compel CRB to so perform and the Indenture Trustee shall have no liability for failing to do so.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, subject to the requirements of the last sentence of Section 5.11, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of Holders of Notes evidencing not less than 66 2⁄3% of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, the Seller or the Servicer under or in connection with the Sale and Servicing Agreement or against the Seller under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor, the Seller or the Servicer, as the case may be, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the Receivables Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

(c) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and, subject to the requirements of the last sentence of Section 5.11, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of Notes evidencing not less than 66 2⁄3% of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Depositor against the Seller under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller of its obligations to the Depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Receivables Purchase Agreement, and any right of the Depositor to take such action shall be suspended.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01 Duties of Indenture Trustee. If an Event of Default has occurred and is continuing of which a Trust Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a) Except during the continuance of an Event of Default, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon the face value of the certificates, reports, resolutions, documents, orders, opinions or other instruments furnished to the Indenture Trustee provided under this Indenture and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument; however, the Indenture Trustee shall examine any Officer’s Certificate or Opinion of Counsel issued pursuant to the provisions of this Indenture to determine whether or not they conform to the requirements of this Indenture; if any such instrument is found not to conform in any material respect to the requirements of this Indenture, the Indenture Trustee shall notify the Noteholders of such instrument in the event that the Indenture Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

(b) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 6.01(a);

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it in accordance with the terms of this Indenture or any other Basic Document.

(c) The Indenture Trustee shall not be liable for indebtedness evidenced by or arising under any of the Basic Documents, including principal of or interest on the Notes, or interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(d) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by Applicable Law or the terms of this Indenture or the Sale and Servicing Agreement.

(e) No provision of this Indenture shall require the Indenture Trustee to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and the provisions of the TIA.

(g) Except as provided in Section 8.03(b) of the Sale and Servicing Agreement, the Indenture Trustee shall not be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or any other party under the Sale and Servicing Agreement.

(h) The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any UCC financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Account Property. The Indenture Trustee shall take all actions as directed in writing by the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class that are consistent with this Indenture.

For purposes of this Section 6.01, the Indenture Trustee, or a Trust Officer thereof, shall only be charged with actual knowledge of any Default or an Event of Default if a Trust Officer actually knows of such Default or Event of Default or the Indenture Trustee receives written notice of such Default or Event of Default from the Issuer, the Servicer or any Noteholder in accordance with Section 11.04. Subject to the foregoing, the Indenture Trustee shall not be required to take notice and in the absence of such actual notice and knowledge, the Indenture Trustee may conclusively assume that there is no such Default or Event of Default.

Section 6.02 Rights of Indenture Trustee. The Indenture Trustee may conclusively rely on the face value of any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

(a) Before the Indenture Trustee acts or refrains from acting, it may require an officer’s certificate or an Opinion of Counsel from the appropriate party. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel from the appropriate party.

(b) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any such agent, attorney or custodian reasonably selected by the Indenture Trustee with due care provided that any such appointment shall not release the Indenture Trustee from its obligations and responsibilities hereunder.

(c) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(d) The Indenture Trustee may consult with counsel reasonably selected by it at the Issuer’s expense, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e) In no event shall the Indenture Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether any such damages were foreseeable or contemplated even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f) The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g) In making or disposing of any investment permitted by this Indenture, the Indenture Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Indenture Trustee or for any third person or dealing as principal for its own account.

(h) Delivery of reports, information and documents to the Indenture Trustee shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other entity’s compliance with any covenants under this Indenture, the Notes or any other related documents. The Indenture Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other entity’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture, the Notes or any other related document.

(i) No provision of this Indenture or any other Basic Document shall be deemed to impose any duty or obligation on the Indenture Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under the Basic Documents, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate Applicable Law binding upon it.

In the event that the Indenture Trustee is also acting as Paying Agent, Registrar, Securities Intermediary agent, collateral agent or custodian, the rights, privileges, immunities, benefits and protections afforded to the Indenture Trustee, including its right to be indemnified pursuant to this Article VI, shall be afforded to such Paying Agent, Registrar, Securities Intermediary, agent, collateral agent or custodian employed to act hereunder; provided, however, that:

(i) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it in its reasonable discretion against the costs, expenses and liabilities which may be incurred therein or thereby;

(ii) the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(iii) the Indenture Trustee shall not be required to give any bond or surety in respect of the powers granted hereunder; and

(iv) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document reasonably and in good faith believed by the Indenture Trustee to be accurate, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Issuer, personally, or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

Section 6.03 Individual Rights of Indenture Trustee. Subject to its obligations hereunder and under any other Basic Document, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Subject to its obligations hereunder and under any other Basic Document, the Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.

Section 6.04 Indenture Trustee’s Disclaimer. Except as otherwise provided in Section 6.14 and the Indenture Trustee’s certificate of authentication on the Notes, the Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture, any other Basic Document or in any document issued in connection with the sale of the Notes or in the Notes.

Section 6.05 Notice of Defaults; Repurchase Requests.

(a) If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Indenture Trustee, the Indenture Trustee shall deliver to each Noteholder notice of the Default within five (5) Business Days after it occurs.

(b) Not later than the fifth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning December 5, 2013, the Indenture Trustee shall provide to the Administrator a notice in substantially the form of Exhibit D with respect to any requests received by a Responsible Officer of the Indenture Trustee from a Noteholder during the immediately preceding calendar month (or, in the case of the initial notice, since the Closing Date) that any Receivable be repurchased by the Seller pursuant to Sections 3.03 and 4.07 of the Sale and Servicing Agreement or Section 3.3 of the Receivables Purchase Agreement. The Indenture Trustee and the Issuer acknowledge and agree that the purpose of this subsection is to facilitate compliance by CRB and the Depositor with Rule 15Ga-1 under the Exchange Act. Provided that the Indenture Trustee has timely performed its obligations hereunder, in no event will the Indenture Trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act. The Indenture Trustee agrees to comply with reasonable requests made by CRB and the Depositor in good faith for delivery of information within its possession which is freely deliverable under these provisions on the basis of evolving interpretations of such Rule. The Indenture Trustee shall cooperate fully with all reasonable requests of CRB and the Depositor to deliver any and all records and any other information, in each case in its possession, necessary to permit CRB and the Depositor to comply with the provisions of such Rule.

Section 6.06 Reports by Indenture Trustee to Holders. The Indenture Trustee at the expense of the Issuer shall deliver or otherwise make available to each Noteholder at such Noteholder’s prior written request such information as may be reasonably required to enable such holder to prepare its federal and State income tax returns as and to the extent provided in Section 7.04(b) or such other information reasonably requested by any Noteholder, in each case solely to the extent not previously delivered or made available to such Noteholder and reasonably available to the Indenture Trustee. The Indenture Trustee shall provide or otherwise make available to each Noteholder upon written request, copies of the Basic Documents, the report regarding the Servicer’s compliance and the accountants’ attestation delivered pursuant to Section 4.10 of the Sale and Servicing Agreement. The above information shall be provided to the Indenture Trustee by the Issuer or the Administrator on its behalf.

Section 6.07 Compensation and Indemnity.

(a) The Issuer shall cause the Servicer to pay to the Indenture Trustee from time to time such compensation for its services as shall be agreed in writing. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Servicer to reimburse the Indenture Trustee for all reasonable and actual out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and actual out-of-pocket compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall cause the Servicer to indemnify the Indenture Trustee (including its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability, damage, claim or expense (including any reasonable attorneys’ fees and expenses) directly or indirectly related to, arising out of or otherwise incurred by it in connection with the administration of the trusts created by this Indenture and the performance of its duties as Indenture Trustee under the Basic Documents. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. To the extent these fees and indemnification amounts are not paid by the Servicer, they will be paid out of Available Funds as described in the Sale and Servicing Agreement. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder if no prejudice to the Issuer or the Servicer shall have resulted from such failure. The Issuer shall, or shall cause the Servicer to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Servicer to, pay the fees and expenses of such counsel. Notwithstanding the foregoing, neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through or arising from (i) the Indenture Trustee’s own willful misconduct, negligence or bad faith (including such conduct of its officers, directors, employees or agents), (ii) the breach of any of the Indenture Trustee’s representations or warranties hereunder, (iii) the negligence or willful misconduct of the Indenture Trustee in connection with its performance of the duties of successor Servicer under the Sale and Servicing Agreement, or (iv) any taxes fees or other charges on, based on or measure by, any fees, commissions or compensation received by the Indenture Trustee.

(b) When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(d) with respect to the Issuer, such expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

(c) The provisions of this Section 6.07 shall survive the termination of this Indenture or the resignation or removal of the Indenture Trustee.

Section 6.08 Replacement of Indenture Trustee.

(a) The Indenture Trustee may resign at any time by so notifying the Issuer, the Depositor and each Rating Agency. The Holders of a majority of the Note Balance of the Outstanding Notes may remove the Indenture Trustee without cause by so notifying the Indenture Trustee, the Issuer, the Depositor and each Rating Agency, and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv) the Indenture Trustee otherwise becomes incapable of acting; or

(v) the Indenture Trustee breaches any representation, warranty or covenant made by it under any Basic Document.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee): (x) the Indenture Trustee shall provide all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K under the Exchange Act, with respect to the resignation of the Indenture Trustee, and (y) the Issuer shall promptly appoint a successor Indenture Trustee, subject to Section 6.11. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08.

(b) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all of the rights, powers and duties of the Indenture Trustee under this Indenture. The retiring Indenture Trustee shall be paid all amounts owed to it upon its resignation or removal. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee. The retiring Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

(c) If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(d) If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s and the Servicer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies and the Noteholders notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee shall authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force and effect as provided in the Notes or in the Indenture.

Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons reasonably selected in good faith to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable provided that any such appointment shall not release the Trustee from its obligations and responsibilities hereunder. Such co-trustee or separate trustee hereunder shall meet the terms of eligibility as a successor trustee under Section 6.11 and notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all of the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee, and the Person filing such instrument shall provide a copy thereof to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Applicable Law, without the appointment of a new or successor trustee.

Section 6.11 Corporate Indenture Trustee Requirements; Eligibility. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term, senior unsecured debt rating of investment grade or better by Moody’s and DBRS. The Indenture Trustee shall comply with TIA § 310(b).

In the case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes pursuant to this Section 6.11, (i) the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (x) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all of the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to which the appointment of such successor Indenture Trustee relates, (y) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein, and (z) shall provide that the successor Indenture Trustee agrees to enter into a new control agreement and such other agreements as are pertinent hereto and (ii) the retiring Indenture Trustee shall assign the security interest in the Collateral to the successor Indenture Trustee and executes all instruments and makes all filings that are necessary in order for the successor Indenture Trustee to have a perfected security interest in the Collateral.

Section 6.12 Waiver of Setoffs. The Indenture Trustee hereby expressly waives any and all rights of setoff that it may otherwise at any time have under Applicable Law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof and of the other Basic Documents.

Section 6.13 Indenture Trustee as Securities Intermediary. The Indenture Trustee represents that it is a Securities Intermediary and a “bank” within the meaning of Section 9-102(a)(8) of the UCC.

The Indenture Trustee, in its capacity as Securities Intermediary, shall:

(i) treat all Collateral credited to the Accounts as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC to the fullest extent permitted by the UCC;

(ii) indicate by book entry that a financial asset has been credited to the relevant Account, and when receiving a financial asset from the Issuer or acquiring a financial asset for the Issuer, shall accept it for credit to the relevant Account; and

(iii) comply with any “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) originated by the Indenture Trustee with respect to the Accounts without further consent by the Issuer.

Section 6.14 Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents that:

(a) the Indenture Trustee is duly organized and validly existing as a banking corporation duly organized in good standing under the laws of the State of New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(b) the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(c) the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

(d) there are no pending or, to the best of its knowledge, threatened actions or proceedings against the Indenture Trustee before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Indenture Trustee, as the case may be, to perform its obligations under this Indenture or the Basic Documents.

Section 6.15 Exchange Act Rule 17g-5 Procedures.

(a) Prior to an Event of Default, the Indenture Trustee shall not communicate with (including verbal communication) or provide information to any Rating Agency regarding anything related to this Indenture without prior consultation with the Depositor to ensure compliance with Rule 17g-5. With respect to any document, notice or other information required pursuant to this Indenture to be sent by the Indenture Trustee to any Rating Agency, the Indenture Trustee agrees to provide any such document, notice or other information to the Depositor for posting on its Rule 17g-5 Website. The Depositor shall promptly confirm to the Indenture Trustee any such document, notice or other information has been posted to the Rule 17g-5 Website as a condition to the Indenture Trustee providing such document, notice or other information to any Rating Agency or Holder. Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall have no obligation to deliver such document, notice or other information to the Rating Agencies until the Indenture Trustee has received written confirmation from the Depositor of the posting of such document, notice or other information by the Depositor to the Rule 17g-5 Website, and the Indenture Trustee shall not be liable for any failure to deliver such document, notice or other information to the Rating Agencies prior to any applicable deadline in this Indenture where such failure is caused by any failure or inability of the Depositor timely to provide such written confirmation.

Section 6.16 Preferential Collection Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than three (3) days after the earlier of (a) each Record Date and (b) three (3) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (ii) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished. Until such time as the Indenture Trustee is provided with a replacement list it shall be entitled to fully rely and shall have no liability for relying on the most recently provided list and after the Indenture Trustee is provided with such a replacement list it shall be entitled to fully rely and shall have no liability in relying on such replacement list.

Section 7.02 Preservation of Information; Communications to Noteholders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Registrar; provided, however, that so long as the Indenture Trustee is the Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

Section 7.03 Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Registrar. Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Registrar shall promptly furnish such Noteholder with a list of the other Noteholders of record identified in the Registrar at the time of the request. Every Noteholder, by receiving such access, agrees with the Registrar that the Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.

Section 7.04 Access to Certain Documentation and Information.

(a) The Indenture Trustee shall make available to the Noteholders, upon prior written request, a copy of any of the Basic Documents.

(b) Within sixty (60) days after the end of each calendar year, the Indenture Trustee shall make available to each Person who at any time during the calendar year was a Holder of a Note a statement containing information regarding payments of principal, interest and other amounts on such Person’s Notes, aggregated for such calendar year or the applicable portion thereof during which such person was a Noteholder. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information is provided by the Issuer or the Indenture Trustee pursuant to any requirements of the Code as are from time to time in force. The above referenced information will be provided to the Indenture Trustee by the Issuer or the Administrator on its behalf.

The Indenture Trustee shall deliver or otherwise make available to each Noteholder a copy of each Servicer’s Monthly Certificate delivered pursuant to Section 4.09 of the Sale and Servicing Agreement, a copy of Servicer’s Annual Certification delivered pursuant to Section 4.10 of the Sale and Servicing Agreement, and a copy of each annual accountant’s report delivered pursuant to Section 4.11 of the Sale and Servicing Agreement.

Section 7.05 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each December 31, beginning with December 31, 2014, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee shall also comply with TIA Section 313(b). The Indenture Trustee shall provide to the Administrator and the Servicer, to be filed by the Administrator or the Servicer with the Commission and each stock exchange, if any, on which the Notes are listed, a copy of each report mailed to Noteholders pursuant to this Indenture. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

Section 7.06 Reports by Issuer.

(a) The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall make available to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.06(a) and by the rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may (and at the written direction of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02 Trust Accounts: Payment of Principal and Interest.

(a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain the Trust Accounts for the benefit of the Noteholders as provided in Section 5.01 of the Sale and Servicing Agreement.

(b) On the day required by Section 5.02 of the Sale and Servicing Agreement, all Collections will be deposited in the Collection Account as provided in Section 5.02 of the Sale and Servicing Agreement. On each Payment Date, all amounts required to be distributed from the Collection Account and Principal Distribution Account pursuant to Section 5.04 of the Sale and Servicing Agreement will be transferred from such accounts and distributed in accordance with Section 5.04 of the Sale and Servicing Agreement; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, all amounts on deposit in the Collection Account, the Principal Distribution Account and Reserve Account shall be applied pursuant to Section 5.04.

(c) Interest on and principal of each Note shall be payable in accordance with the instruction of the Servicer given to the Indenture Trustee from and to the extent of funds available in accordance with Section 5.04 of the Sale and Servicing Agreement. The final payment of principal of and interest on each Note (or payment of the Redemption Price thereof in the case of a Note called for redemption pursuant to Article X hereof) shall be payable only upon presentation and surrender thereof at the Corporate Trust Office of the Indenture Trustee or at the office of any Paying Agent.

(d) No interest will accrue with respect to any Note from and after the related Final Scheduled Payment Date with respect thereto to the extent that all amounts owing with respect to such Notes were Paid In Full on such Payment Date.

(e) So long as the Indenture Trustee shall be the Paying Agent, the Indenture Trustee shall make payments of principal on the Notes from amounts deposited into the Principal Distribution Account and shall make payment of interest on the Notes from amounts deposited into the Collection Account; provided, however, that if the Owner Trustee has removed the Indenture Trustee as the Paying Agent, the Indenture Trustee shall distribute such amounts to the Paying Agent as instructed by the Owner Trustee. If an Event of Default has occurred and the Notes have been accelerated under Section 5.02, then amounts then held in the Collection Account shall be treated by the Indenture Trustee as money or property collected pursuant to Article V and shall be applied as provided in Section 5.04(b).

Section 8.03 General Provisions Regarding Accounts. The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

Section 8.04 Release of Collateral.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments provided to it to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid in full, release any remaining portion of the Collateral from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(a) only upon receipt by it of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel, and (if required by the TIA or Section 11.01) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1), and otherwise in accordance with the applicable requirements of Section 11.01.

(c) The Issuer agrees, upon request by the Servicer and representation by the Servicer that it has complied with the procedure in Section 9.01 of the Sale and Servicing Agreement, to render the Issuer Request to the Indenture Trustee in accordance with Sections 4.04 and 11.01, and take such other actions as are required in such Sections.

Section 8.05 Opinion of Counsel and Officer’s Certificate. The Indenture Trustee shall receive at least seven (7) days’ prior written notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with an action contemplated by Section 8.04(b), as a condition to such action, an Opinion of Counsel and an Officer’s Certificate, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures With Consent of the Noteholders.

(a) Except as permitted by Section 9.02, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, subject to satisfaction of the Rating Agency Condition and with the consent of the Noteholders representing a majority of the Note Balance of the Outstanding Notes of the Controlling Class, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided that the Issuer shall have received a Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee); provided, further, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(i) change any Final Scheduled Payment Dates, the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii) reduce the percentage of the Note Balance or the Note Balance of the Controlling Class of Notes, the consent of the Holders of Notes of which is required for any such supplemental indenture, or the consent of the Holders of Notes of which is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for in, this Indenture;

(iii) change the definition of “Controlling Class,” “Note Balance”, “Outstanding” or any other provision hereof specifying the number or percentage of Holders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;

(iv) modify or alter the provisions of this Indenture regarding the voting of Notes held by the Issuer, any other obligor on the Notes, the Depositor or any Affiliate of any of them, or definition of “Notes”;

(v) reduce the percentage of the Notes required to be represented to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

(vi) modify any provision of this Section 9.01 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

(viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Noteholder of the security provided by the lien of this Indenture.

(b) The Indenture Trustee may in its discretion or at the advice of counsel determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith. It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(c) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.01, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.02 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Noteholders or any other Person, but with prior written notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;

(iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or to supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or in any (A) offering document used in connection with the initial offer and sale of the Notes or to add any provisions to or change in any manner or eliminate any of the provisions of this Indenture which will not be inconsistent with other provisions of this Indenture or (B) other Basic Document with respect to matters or questions arising under this Indenture or in any supplemental indenture;

(vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially adversely affect the interests of the Noteholders;

(vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(viii) to amend Article XII as set forth in Sections 12.01 and 12.04;

(ix) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Issuer of all or any portion of the

Receivables to be derecognized under U.S. generally accepted accounting principles by the Seller to the Issuer, (b) the Issuer to avoid becoming a member of the Seller’s consolidated group under U.S. generally accepted accounting principles or (c) the Seller or any of its Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle (whether now or in the future in effect); or

(x) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA or the rules and regulations of the Commission;

provided, however, that no such supplemental indenture (i) may materially adversely affect the interests of any Noteholder and (ii) will be permitted unless (A) the Rating Agency Condition shall have been satisfied with respect to such action, or (B) a Tax Opinion is delivered to the Indenture Trustee. The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) A supplemental indenture shall be deemed not to materially adversely affect the interests of any Noteholder if (i) the Rating Agency Condition has been satisfied with respect to such supplemental indenture, and (ii) the Person requesting such supplemental indenture obtains and delivers to the Indenture Trustee an Opinion of Counsel (which counsel may not be in-house counsel to the Servicer or the Depositor) to the effect that the supplemental indenture would not materially adversely affect the interests of any Noteholder.

Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that the conditions precedent thereto have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that materially affects the Indenture Trustee’s own rights, duties, liabilities, indemnities or immunities under this Indenture or otherwise. The Issuer shall provide a fully executed copy of any supplemental indentures to this Indenture to each Rating Agency.

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall of thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all of the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

Section 9.06 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

ARTICLE X

REDEMPTION OF NOTES

Section 10.01 Redemption In Whole.

(a) The Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Collateral (other than the Reserve Account) pursuant to said Section 9.01, for a purchase price equal to the Redemption Price; provided that (i) as of the last day of the related Collection Period the Pool Balance as of such date is 10% or less of the Cutoff Date Pool Balance, and (ii) the sum of the Optional Purchase Price and the Available Funds as of such Redemption Date would be sufficient to pay (x) the amounts set forth under Sections 5.04(a)(i) through 5.04(a)(vii) and Section 5.04(a)(x) of the Sale and Servicing Agreement and (y) the Note Balance of the Notes (after giving effect to payments described in the preceding clause (x)).

(b) Each of the Notes is subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under Sections 5.04(a)(i) through 5.04(a)(vii) and Section 5.04(a)(x) would be sufficient to pay in full the Note Balance of all of the outstanding Notes as determined by the Servicer. On such Redemption Date, (i) the Indenture Trustee upon written direction from the Servicer shall transfer all amounts on deposit in the Reserve Account to the Collection Account and (ii) the outstanding Notes shall be redeemed in whole, but not in part.

(c) The Servicer or the Issuer shall furnish the Rating Agencies and the Indenture Trustee notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.01, the Servicer shall furnish notice of such redemption to the Indenture Trustee not later than twenty (20) days prior to the Redemption Date and shall deposit on the Business Day prior to the Redemption Date with the Indenture Trustee in the Collection Account and the Principal Distribution Account, as applicable, the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

Section 10.02 Form of Redemption Notice.

(a) Notice of redemption under Section 10.01 shall be forwarded on by the Indenture Trustee at the written direction and at the expense of the Servicer by first-class mail, postage prepaid, or by facsimile, and mailed or transmitted not later than ten (10) days prior to the applicable Redemption Date to each registered Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address or facsimile number appearing in the Register. All notices of redemption under Section 10.01 and this Section 10.02 shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to that Redemption Date is not applicable and that payments will be made only upon presentation and surrender of those Notes;

(iv) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

(v) that interest on the Notes shall cease to accrue on the Redemption Date.

(b) Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

Section 10.03 Notes Payable on Redemption Date. The Notes shall, following notice of redemption pursuant to Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Compliance Certificates and Opinions, Etc.

(a) Upon Issuer Request, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that the Issuer has complied with all conditions precedent, if any, provided for in this Indenture relating to the proposed action, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) if required by Section 11.01(b)(i) or the TIA, an Independent Certificate, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01 or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (as of a date no more than thirty (30) days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(i) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, is 10% or more of the Note Balance of all Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance of all Notes.

(ii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (as of a date no more than thirty (30) days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iii) Other than with respect to the release of the lien of this Indenture on any Collateral with respect to which payment of the Repurchase Price has been made to the Issuer, the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (ii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (iv) below, or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (ii) above and this clause (iii), equals 10% or more of the Note Balance of all Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance of all Notes.

(iv) Notwithstanding Section 4.04 or any other provision of this Section 11.01, the Issuer may, without compliance with the requirements of the other provisions of this Section 11.01 (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents.

Section 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which such opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04 Notices, etc., to Indenture Trustee, Issuer, Depositor and Rating Agencies.

(a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and, if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or

(ii) the Issuer by the Indenture Trustee or by any Noteholder, shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: California Republic Auto Receivables Trust 2013-2, in care of Wilmington Trust, National Association, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate

Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(b) Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing and, upon notice that it has been posted to the Depositor’s Rule 17g-5 Website, personally delivered, mailed by certified mail, return receipt requested or delivered by e-mail, to DBRS, at the following address: DBRS, Inc., 140 Broadway, New York, New York 10005 (e-mail: abs_surveillance@dbrs.com); or to Moody’s at the following address: Moody’s Investors Service, Inc., 7 World Trade Center, New York, New York 10007 (e-mail: servicerreports@moody’s.com); or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

(c) All demands, notices, communications and instructions upon or to the Depositor under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt by, in the case of the Depositor, California Republic Funding, LLC, 18400 Von Karman, Suite 1100, Irvine, California 92612, Attention: General Counsel, Facsimile No. (949) 270-9799; with a copy to California Republic Bank, 18400 Von Karman, Suite 1100, Irvine, California 92612, Attention: General Counsel, Facsimile No. (949) 270-9799.

Section 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for any notice, report or other communication to any Noteholders, such notice, report or other communication shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice, report or other communication and shall be deemed given only upon receipt. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Indenture Trustee and actually received by such recipient shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

Upon notice from the Issuer that they have been posted on the Depositor’s Rule 17g-5 Website, the Noteholders shall be provided with copies of all notices, reports or other communication required to be made upon, given, furnished to or filed with the Indenture Trustee or the Issuer, which copies shall be provided to the Noteholders by the initial recipient thereof.

Section 11.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.08 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.09 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and the Notes shall not in any way be affected or impaired thereby.

Section 11.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their permitted successors hereunder, and the Noteholders and Owners and their respective successors and assigns, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.12 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (EXCEPT FOR SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.13 Counterparts. This Indenture may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at the expense of the Servicer accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.15 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer, solely in such capacity, including the Depositor, or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, solely in such capacity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity). For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 11.16 No Petition. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Owner, by accepting a Note or an interest therein, hereby covenants and agrees that it will not at any time institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor, of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer or the Depositor.

Section 11.17 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Indenture Trustee may only cause the books of the Issuer to be audited on an annual basis, unless there occurs an Event of Default hereunder. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent such information is publicly available or such disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine with the advice of counsel and after consultation with the Issuer that such disclosure is consistent with its obligations hereunder.

Section 11.18 Limitation of Liability.

(a) It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of California Republic Auto Receivables Trust 2013-2, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose for binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

(b) Notwithstanding anything contained herein to the contrary, this Indenture has been accepted by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee, and in no event shall Deutsche Bank Trust Company Americas have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein.

Section 11.19 WAIVER OF JURY TRIAL. EACH OF THE ISSUER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.20 Force Majeure. In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, severe weather, lockouts, riots, any provision of any present or future law or regulation or any act of a government authority, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or Federal Reserve Bank wire service; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.21 PATRIOT Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, Deutsche Bank Trust Company Americas and CRB, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide Deutsche Bank Trust Company Americas and CRB, as the case may be, with such information as either may request in order for Deutsche Bank Trust Company Americas and CRB to satisfy the requirements of the USA PATRIOT Act.

Section 11.22 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

Section 11.23 No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this Section and neither party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Indenture is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

Section 11.24 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by applicable law.

Section 11.25 Conflicts with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.26 No Recourse. The Notes represent obligations of the Issuer only and do not represent an interest in or obligations of the Servicer, the Depositor or any of their respective Affiliates, and no recourse may be had against such parties or their assets, except as may be set forth in this Indenture and the other Basic Documents. Each Noteholder or Note Owner, by acceptance of a Note or a beneficial interest therein, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) either Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of either Trustee in its individual capacity or any holder of a beneficial interest in the Issuer, either Trustee or of any successor or assign of either Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by Applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

ARTICLE XII

COMPLIANCE WITH THE FDIC RULE

Section 12.01 Purpose.

(a) Each of the Noteholders, the issuing entity, CRB and the Indenture Trustee acknowledges and agrees that the purpose of this Article XII is to facilitate compliance by CRB with the provisions of the FDIC Rule. Each of the Noteholders, the issuing entity, CRB and the Indenture Trustee acknowledges that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in this Article XII shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

(b) If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the issuing entity determines that an amendment to this Article XII is necessary or desirable, then the issuing entity and the Indenture Trustee shall be authorized and entitled to amend this Article XII in accordance with such FDIC Rule amendment or guidance, provided that the issuing entity delivers to the Indenture Trustee an Officer’s Certificate to the effect that (i) such amendment will not have a material adverse effect on the Noteholders or (ii) such amendment is required to remain in compliance with the FDIC Rule. Nothing in this Section 12.01(b) shall limit the rights of the Indenture Trustee pursuant to Section 9.03.

(c) As used in this Article XII, but subject to the rules of interpretation specified in Section 12.01(a) and Section 12.01(b), references to (i) the “sponsor” shall mean CRB, (ii) the “issuing entity” shall mean, collectively, the Depositor and the Issuer (except in Section 12.02(e), where such term shall have the meaning set forth in the FDIC Rule), (iii) the “servicer” shall mean the Servicer or Administrator, as applicable, (iv) “obligations” or “securitization obligations” shall mean the Notes and, to the extent permitted by the FDIC Rule, the Certificates, (v) “investors” shall mean the Noteholders and, to the extent permitted by the FDIC Rule, Certificateholders, and (vi) “financial assets” and “securitized financial assets” shall mean the Receivables (except in Section 12.02(e), where such term shall have the meaning in the FDIC Rule).

(d) The issuing entity believes that the transactions and actions contemplated by the Basic Documents comply with the requirements of Section 12.02.

Section 12.02 Requirements of FDIC Rule.

As required by the FDIC Rule:

(a) Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the issuing entity and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(b) The sponsor, issuing entity, and/or servicer, as appropriate, shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:

(i) On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided, however, that information that is unknown or not available to the sponsor or the issuing entity after reasonable investigation may be omitted if the issuing entity includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;

(iii) While obligations are outstanding, the issuing entity shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

(iv) The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed; the issuing entity shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(c) Prior to the Section 941 Effective Date, the sponsor shall retain an economic interest in a material portion, defined as not less than five (5) percent, of the credit risk of the financial assets. This retained interest may be either in the form of an interest of not less than five (5) percent in each of the credit tranches sold or transferred to the investors or in a representative sample of the securitized financial assets equal to not less than five (5) percent of the principal amount of the financial assets at transfer. This retained interest may not be sold or pledged or hedged, except for the hedging of interest rate or currency risk, during the term of the securitization.

(d) The obligations shall not be predominantly sold to an Affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor.

(e) The sponsor shall separately identify in its financial asset data bases the financial assets transferred into any securitization and shall maintain an electronic or paper copy of the closing documents in a readily accessible form, a current list of all of its outstanding securitizations and issuing entities, and the most recent Form 10-K, if applicable, or other periodic financial report for each securitization and issuing entity. The sponsor shall make these records readily available for review by the FDIC promptly upon written request.

(f) To the extent serving as servicer, custodian or paying agent for the securitization, the sponsor shall not comingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two (2) Business Days, necessary to clear any payments received.

(g) The sponsor shall maintain continuously, from the time of execution, a copy of all executed Basic Documents and other securitization agreements in its official records.

Section 12.03 Performance. The issuing entity agrees to (i) perform the covenants set forth in Section 12.02, except to the extent any such obligation is imposed exclusively on the servicer or the sponsor and (ii) facilitate compliance with this Article XII by CRB and the Depositor.

Section 12.04 Effect of Section 941 Rules. Section 12.02(c) hereof shall not be construed to require the sponsor to retain any greater economic interest in the credit risk of the financial assets than is required to comply with the FDIC Rule and other Applicable Law. Accordingly, upon the Section 941 Effective Date and thereafter, the sponsor shall be entitled to adjust the amount of credit risk that it retains, or the terms under which such credit risk is retained, to the greatest extent elected by the sponsor, so long as the sponsor’s retention shall be in compliance with Applicable Law. Within a reasonable time after the sponsor has so adjusted the amount or terms of the credit risk it retains, the sponsor shall give notice thereof to the Noteholders and the Certificateholders, and each of the Indenture Trustee, the Depositor and CRB is authorized and entitled to amend Section 12.02(c), in accordance with and to the extent the issuing entity determines necessary or appropriate, to reflect the requirements of the Section 941 Rules.

Section 12.05 Actions upon Repudiation. Without such actions constituting an acknowledgement or agreement by any investor or any other party to the Basic Documents that the provisions of paragraph (d)(4) of the FDIC Rule are applicable:

(a) In the event that CRB becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for CRB provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Servicer shall determine whether the FDIC in such capacity will pay damages as provided in such paragraph (d)(4)(ii). Upon making such determination, the Servicer shall promptly, and in any event no more than one Business Day thereafter, so notify the Indenture Trustee and the Owner Trustee.

(b) Following delivery of the notice specified in Section 12.05(a):

(i) at the direction of the Holders of at least 25% of the Note Balance of the Outstanding Notes of the Controlling Class, the Indenture Trustee shall request and the Servicer shall compute the damages due to the Holders of each Class of Notes pursuant to paragraph (d)(4)(ii) of the FDIC Rule and shall notify the Indenture Trustee, the Owner Trustee and the FDIC of such amounts; and

(ii) at the direction of the Certificateholders pursuant to the Trust Agreement, the Owner Trustee shall provide the Servicer with written instructions setting forth the amount of damages claimed by the Certificateholders pursuant to paragraph (d)(4)(ii) of the FDIC Rule, and the Servicer shall notify the Indenture Trustee, the Owner Trustee and the FDIC of such claim for damages.

(c) If any principal or accrued interest on the Notes remains unpaid upon receipt of the notice specified in Section 12.05(a), the Indenture Trustee shall thereupon determine the Applicable Payment Date for making a distribution to Noteholders of such damages, which date shall be the earlier of (i) the next Payment Date on which such damages could be distributed and (ii) the earliest practicable date by which the Indenture Trustee could declare a special payment date, in each case subject to all applicable provisions of this Indenture, Applicable Law and the procedures of the Depository. The Indenture Trustee is authorized and instructed to retain possession and control of the Trust Accounts and all amounts on deposit therein.

(d) When the Applicable Payment Date is determined, the Servicer shall promptly compute the amount of interest to be paid on each Class of Notes on the Applicable Payment Date, which interest (unless such Applicable Payment Date is a Payment Date) shall be the amount accruing up to the Applicable Payment Date and which shall be computed by pro rating the amount that would otherwise be payable on the next succeeding Payment Date on the basis of (x) the number (not to exceed 30) of days elapsed from such preceding Payment Date divided by (y) 30. The Servicer shall notify the Indenture Trustee of the applicable amounts of principal and interest to be paid on each Class of Notes and the Aggregate Note Amount not later than the Business Day following the day on which the Applicable Payment Date is determined.

(e) If the Applicable Payment Date is a special payment date, the Indenture Trustee shall (i) declare such special payment date (the record date for which shall be the close of business on the day immediately preceding such special payment date), (ii) declare a special distribution to Noteholders consisting of unpaid interest on each Note and the outstanding principal balance of each Note and (iii) deliver notice to the Noteholders and the Servicer (which shall deliver such notice to the Owner Trustee) of such special payment date and special distribution.

(f) Following payment by the FDIC of any damages described in Section 12.05(a),

(i) such damages shall be deposited, first, into the Principal Distribution Account (in an amount equal to the lesser of the (x) the Aggregate Note Amount and (y) the amount of such damages) and, second, into the Certificate Distribution Account under the Trust Agreement (in the amount of such damages, if any, remaining after making the deposit described in clause first);

(ii) the Servicer shall promptly, and no later than one Business Day after such damages have been paid by the FDIC, (x) compute the amount, if any, required to be withdrawn from available funds in the Reserve Account (and, if necessary, the Collection Account) and transferred to the Principal Distribution Account so that the amount on deposit in the Principal Distribution Account shall equal the Aggregate Note Amount, if any and (y) promptly inform the Indenture Trustee and Owner Trustee of such computations; and

(iii) on the Applicable Payment Date, the Indenture Trustee, at the written direction of the Servicer, shall, based on the computations in Section 12.05(e), first, withdraw from monies on deposit in the Reserve Account and, if necessary, monies on deposit in the Collection Account the amount so computed and cause such amount to be deposited into the Principal Distribution Account and second, cause all amounts deposited in the Principal Distribution Account pursuant to this Section 12.05 to be applied in accordance with Section 2.07, to the extent of the amounts available for application pursuant thereto (but distributing to each class the amount of interest computed by the Servicer pursuant to Section 12.05(c), rather than the amount specified in Section 2.07).

(g) As promptly as practicable after giving effect to the distributions in Section 12.05(f), any funds remaining in the Principal Distribution Account, the Certificate Distribution Account, the Collection Account and the Reserve Account shall be distributed on the earlier of (x) the date, if any, specified in the Trust Agreement and (y) the following Payment Date (or on such applicable distribution date, if it is a Payment Date), such distributions to be made in accordance with the applicable provisions of the Basic Documents, with the Servicer to adjust the amounts of such distributions to take into account the amounts distributed on the applicable distribution date.

Section 12.06 Notice.

(a) In the event that CRB becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the party receiving such notice shall promptly deliver such notice to each of the Depositor, CRB, the Owner Trustee and the Indenture Trustee.

(b) If the FDIC (i) is appointed as a conservator or receiver of CRB and (ii) is in default in the payment of principal or interest when due following the expiration of any cure period hereunder or under the other Basic Documents, the Indenture Trustee at the written direction of the Holders of at least 25% of the Note Balance of the Outstanding Notes of the Controlling Class, the Servicer or a Noteholder shall be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Basic Documents.

(c) If (i) the FDIC is appointed as a conservator or receiver of CRB, (ii) the Notes have been Paid In Full and (iii) the FDIC is in default in the payment of any amounts due to Certificateholders following the expiration of any cure period hereunder or under the other Basic Documents, the Owner Trustee at the direction of a Certificateholders shall be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Basic Documents.

Section 12.07 Reservation of Rights. Notwithstanding anything herein to the contrary, neither the inclusion of this Article XII in this Indenture nor the compliance by any Person with,

or the acknowledgment by any Person of, this Article’s provisions (a) constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to CRB, a receiver or conservator will have any rights with respect to the trust estate under this Indenture or (b) shall be deemed to limit in any way whatsoever the right of any Person to contest any decision, assertion or other action taken or made by such a receiver or conservator in respect of the obligations or the Basic Documents, including any such action seeking to apply the FDIC Rule, or the provisions of paragraph (d)(4) of the FDIC Rule rather than paragraph (d)(3) thereof, to the transactions contemplated by the Basic Documents.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[Signature page to the Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature page to the Indenture]

EXHIBIT A-1

FORM OF CLASS A-1 NOTE

CLASS A-1 ASSET BACKED NOTE

THE ACQUISITION OF THE NOTES BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR ANY “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “INTERNAL REVENUE CODE”), OR ANY ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 OR OTHERWISE IS PROHIBITED UNLESS SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE INTERNAL REVENUE CODE. EACH BENEFICIAL OWNER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

A FIDUCIARY OF A BENEFIT PLAN PURCHASING THE NOTES WITH THE ASSETS OF A BENEFIT PLAN IS DEEMED TO REPRESENT THAT THE PURCHASE OF ONE OR MORE NOTES IS CONSISTENT WITH ITS FIDUCIARY DUTIES UNDER ERISA AND DOES NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION AS DEFINED IN SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY

(Exhibit A-1, Page 1)

TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

THE FAILURE TO PROVIDE THE ISSUING ENTITY AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS` NOTE.

(Exhibit A-1, Page 2)

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

[    ]% CLASS A-1 ASSET BACKED NOTE

$        1

NOTE No. R-1

[CUSIP NO. [            ]]

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of              MILLION DOLLARS ($        ), on the earlier of the Payment Date occurring on December 15, 2014 (the “Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture (referred to on the reverse side hereof) except as provided below or in the Indenture (referred to on the reverse side hereof. The Issuer will pay interest on this Note at the Class A-1 Interest Rate, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the close of business on the preceding Payment Date, subject to certain limitations contained in Article V of the Sale and Servicing Agreement (referred to on the reverse side hereof). Interest on this Note will accrue from and including the prior Payment Date (or, with respect to the first Payment Date, from and including the Closing Date) to, but excluding, the current Payment Date. Interest will be computed on the basis of the actual number of days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified in the Indenture and the Sale and Servicing Agreement.

Capitalized terms used but not defined herein are defined in Indenture or the Sale and Servicing Agreement.

The Notes are secured by certain assets of the Issuer consisting primarily of a portfolio of motor vehicle installment sale contracts and loans. This Note does not represent an interest in, or obligation of, California Republic Funding, LLC (the “Depositor”), California Republic Bank, or any affiliate thereof.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture, or the Sale and Servicing Agreement or be valid for any purpose.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[1]	Denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(Exhibit A-1, Page 3)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:		CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

(Exhibit A-1, Page 4)

REVERSE OF NOTE

This certifies that Cede & Co. (the “Noteholder”), is the registered owner of the Note which is secured by certain assets of the CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2 (the “Issuer”) created by the Amended and Restated Trust Agreement, dated as of November 1, 2013, between Depositor and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”). The Notes are issued pursuant to an Indenture, dated as of November 1, 2013 (as amended, the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”) and are subject to the terms of the Indenture and the Sale and Servicing Agreement, dated as of November 1, 2013 (as amended, the “Sale and Servicing Agreement”), among California Republic Bank, the Depositor, the Indenture Trustee and the Issuer.

The property of the Issuer will include the Issuer’s right, title and interest in, to and under the Collateral (as defined in the Indenture).

This Note is issued under and is subject to the terms, provisions and conditions of the Sale and Servicing Agreement, and the Indenture, as each may be amended and supplemented from time to time, the Noteholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Sale and Servicing Agreement and the Indenture are set forth below, this Note does not purport to summarize the Sale and Servicing Agreement or the Indenture and reference is made to the Sale and Servicing Agreement and the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Indenture Trustee. A copy of the Sale and Servicing Agreement and the Indenture (without schedules and exhibits) may be requested from the Indenture Trustee by writing to the Indenture Trustee at Deutsche Bank Trust Company Americas, C/O DBNTC, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, NJ 07311. In the event of any conflict between this Note, on the one hand, and the Indenture or the Sale and Servicing Agreement on the other hand, the Indenture or the Sale and Servicing Agreement shall control.

The Issuer has entered into the Sale and Servicing Agreement and the Notes have been (or will be) issued with the intention that the Notes will qualify under Applicable Law as indebtedness of the Issuer secured by the Collateral. The Issuer, each Beneficiary and each Noteholder and Owner by the acceptance of its Note or Book-Entry Note, as applicable, agrees to treat the Notes as indebtedness secured by the Collateral for federal income, State and local income, and franchise taxes and any other taxes imposed on or measured by income.

On each Payment Date, the Indenture Trustee shall distribute to each Person who was a Noteholder at the close of business on the last day of the prior Collection Period (each a “Record Date”) such Noteholder’s share of such amounts on deposit in the Collection Account as are payable in respect of Notes pursuant to the Sale and Servicing Agreement. Distributions with respect to this Note will be made by the Indenture Trustee by check mailed to the address of the Noteholder of record appearing on the Register without the presentation or surrender of this Note or the making of any notation thereon (except for the final distribution in respect of this Note) except that with respect to Notes registered in the name of a Depository, including Cede & Co., the nominee for DTC, distributions will be made to the Depository in immediately available

(Exhibit A-1, Page 5)

funds. Final payment of this Note will be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholder in accordance with the Indenture.

On the Payment Date occurring after the last day of a Collection Period on which the aggregate outstanding principal balance of the Notes is reduced to an amount equal to or less than 10% of the Cutoff Date Pool Balance the Servicer shall have the option to redeem the Notes in whole, but not in part, at a purchase price equal to the Redemption Price for such Payment Date. Each of the Notes is also subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under Sections 5.04(a)(i) through 5.04(a)(vii) and Section 5.04(a)(x) of the Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes as determined by the Servicer.

This Note does not represent an obligation of, or an interest in Depositor, California Republic Bank, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Note is limited in right of payment to certain Collections with respect to the Collateral, all as more specifically set forth herein and in the Sale and Servicing Agreement and the Indenture.

Upon the satisfaction of the Rating Agency Condition, the Sale and Servicing Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Indenture Trustee, the Issuer and the Noteholders holding a majority of the Note Balance of the Outstanding Notes of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders.

The Indenture may be amended and supplemental indentures may be adopted in accordance with the terms and conditions set forth in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register of the Registrar upon surrender of this Note for registration of transfer at the office or agency maintained by the Registrar in Jacksonville, Florida, accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized, and thereupon one or more new Notes of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in denominations specified in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for new Notes of a like Class and aggregate principal amount as requested by the Noteholder surrendering such Notes. No service charge may be imposed for any such exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(Exhibit A-1, Page 6)

The Servicer, the Indenture Trustee, the Issuer and the Registrar and any agent of any of them, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Servicer nor the Indenture Trustee, the Issuer and Registrar, nor any agent any of them, shall be affected by notice to the contrary except in certain circumstances described in the Indenture.

The Indenture Trustee is not responsible for and makes no representation as to the validity or adequacy of the Indenture or this Note, is not accountable for the Issuer’s use of proceeds of the Notes and is not responsible for any statement in this Note other than the Indenture Trustee’s certificate of authentication.

(Exhibit A-1, Page 7)

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

*/	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Note in every particular, without alteration, enlargement or any change whatsoever.

(Exhibit A-1, Page 8)

EXHIBIT A-2

FORM OF CLASS A-2 NOTE

THE ACQUISITION OF THE NOTES BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR ANY “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “INTERNAL REVENUE CODE”), OR ANY ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 OR OTHERWISE IS PROHIBITED UNLESS SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE INTERNAL REVENUE CODE. EACH BENEFICIAL OWNER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

A FIDUCIARY OF A BENEFIT PLAN PURCHASING THE NOTES WITH THE ASSETS OF A BENEFIT PLAN IS DEEMED TO REPRESENT THAT THE PURCHASE OF ONE OR MORE NOTES IS CONSISTENT WITH ITS FIDUCIARY DUTIES UNDER ERISA AND DOES NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION AS DEFINED IN SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

(Exhibit A-2, Page 1)

THE FAILURE TO PROVIDE THE ISSUING ENTITY AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS` NOTE.

(Exhibit A-2, Page 2)

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

[    ]% CLASS A-2 ASSET BACKED NOTE

$        2

NOTE No. R-1

[CUSIP NO. [            ]]

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of              MILLION DOLLARS ($        ), on the earlier of the Payment Date occurring on March 15, 2019 (the “Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture (referred to on the reverse side hereof) except as provided below or in the Indenture (referred to on the reverse side hereof. The Issuer will pay interest on this Note at the Class A-2 Interest Rate, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the close of business on the preceding Payment Date, subject to certain limitations contained in Article V of the Sale and Servicing Agreement (referred to on the reverse side hereof). Interest on this Note will accrue for each Payment Date from the and including the 15th day of each calendar month preceding the Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the following month. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified in the Indenture and the Sale and Servicing Agreement.

Capitalized terms used but not defined herein are defined in Indenture or the Sale and Servicing Agreement.

The Notes are secured by certain assets of the Issuer consisting primarily of a portfolio of motor vehicle installment sale contracts and loans. This Note does not represent an interest in, or obligation of, California Republic Funding, LLC (the “Depositor”), California Republic Bank, or any affiliate thereof. This Note and all other Class A-2 Notes are junior and subordinated to the Class A-1 Notes, as fully described in the Indenture and the Sale and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture, or the Sale and Servicing Agreement or be valid for any purpose.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[2]	Denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(Exhibit A-2, Page 3)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:		CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

(Exhibit A-2, Page 4)

REVERSE OF NOTE

This certifies that Cede & Co. (the “Noteholder”), is the registered owner of the Note which is secured by certain assets of the CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2 (the “Issuer”) created by the Amended and Restated Trust Agreement, dated as of November 1, 2013, between Depositor and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”). The Notes are issued pursuant to an Indenture, dated as of November 1, 2013 (as amended, the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”) and are subject to the terms of the Indenture and the Sale and Servicing Agreement, dated as of November 1, 2013 (as amended, the “Sale and Servicing Agreement”), among California Republic Bank, the Depositor, the Indenture Trustee and the Issuer.

The property of the Issuer will include the Issuer’s right, title and interest in, to and under the Collateral (as defined in the Indenture).

This Note is issued under and is subject to the terms, provisions and conditions of the Sale and Servicing Agreement, and the Indenture, as each may be amended and supplemented from time to time, the Noteholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Sale and Servicing Agreement and the Indenture are set forth below, this Note does not purport to summarize the Sale and Servicing Agreement or the Indenture and reference is made to the Sale and Servicing Agreement and the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Indenture Trustee. A copy of the Sale and Servicing Agreement and the Indenture (without schedules and exhibits) may be requested from the Indenture Trustee by writing to the Indenture Trustee at Deutsche Bank Trust Company Americas, C/O DBNTC, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, NJ 07311. In the event of any conflict between this Note, on the one hand, and the Indenture or the Sale and Servicing Agreement on the other hand, the Indenture or the Sale and Servicing Agreement shall control.

The Issuer has entered into the Sale and Servicing Agreement and the Notes have been (or will be) issued with the intention that the Notes will qualify under Applicable Law as indebtedness of the Issuer secured by the Collateral. The Issuer, each Beneficiary and each Noteholder and Owner by the acceptance of its Note or Book-Entry Note, as applicable, agrees to treat the Notes as indebtedness secured by the Collateral for federal income, State and local income, and franchise taxes and any other taxes imposed on or measured by income.

On each Payment Date, the Indenture Trustee shall distribute to each Person who was a Noteholder at the close of business on the last day of the prior Collection Period (each a “Record Date”) such Noteholder’s share of such amounts on deposit in the Collection Account as are payable in respect of Notes pursuant to the Sale and Servicing Agreement. Distributions with respect to this Note will be made by the Indenture Trustee by check mailed to the address of the Noteholder of record appearing on the Register without the presentation or surrender of this Note or the making of any notation thereon (except for the final distribution in respect of this Note) except that with respect to Notes registered in the name of a Depository, including Cede & Co., the nominee for DTC, distributions will be made to the Depository in immediately available

(Exhibit A-2, Page 5)

funds. Final payment of this Note will be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholder in accordance with the Indenture.

On the Payment Date occurring after the last day of a Collection Period on which the aggregate outstanding principal balance of the Notes is reduced to an amount equal to or less than 10% of the Cutoff Date Pool Balance the Servicer shall have the option to redeem the Notes in whole, but not in part, at a purchase price equal to the Redemption Price for such Payment Date. Each of the Notes is also subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under Sections 5.04(a)(i) through 5.04(a)(vii) and Section 5.04(a)(x) of the Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes as determined by the Servicer.

This Note does not represent an obligation of, or an interest in Depositor, California Republic Bank, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Note is limited in right of payment to certain Collections with respect to the Collateral, all as more specifically set forth herein and in the Sale and Servicing Agreement and the Indenture.

Upon the satisfaction of the Rating Agency Condition, the Sale and Servicing Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Indenture Trustee, the Issuer and the Noteholders holding a majority of the Note Balance of the Outstanding Notes of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders.

The Indenture may be amended and supplemental indentures may be adopted in accordance with the terms and conditions set forth in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register of the Registrar upon surrender of this Note for registration of transfer at the office or agency maintained by the Registrar in Jacksonville, Florida, accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized, and thereupon one or more new Notes of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in denominations specified in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for new Notes of a like Class and aggregate principal amount as requested by the Noteholder surrendering such Notes. No service charge may be imposed for any such exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(Exhibit A-2, Page 6)

The Servicer, the Indenture Trustee, the Issuer and the Registrar and any agent of any of them, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Servicer nor the Indenture Trustee, the Issuer and Registrar, nor any agent any of them, shall be affected by notice to the contrary except in certain circumstances described in the Indenture.

The Indenture Trustee is not responsible for and makes no representation as to the validity or adequacy of the Indenture or this Note, is not accountable for the Issuer’s use of proceeds of the Notes and is not responsible for any statement in this Note other than the Indenture Trustee’s certificate of authentication.

(Exhibit A-2, Page 7)

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

*/	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Note in every particular, without alteration, enlargement or any change whatsoever.

(Exhibit A-2, Page 8)

EXHIBIT A-3

FORM OF CLASS B NOTE

THE ACQUISITION OF THE NOTES BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR ANY “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “INTERNAL REVENUE CODE”), OR ANY ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 OR OTHERWISE IS PROHIBITED UNLESS SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE INTERNAL REVENUE CODE. EACH BENEFICIAL OWNER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

A FIDUCIARY OF A BENEFIT PLAN PURCHASING THE NOTES WITH THE ASSETS OF A BENEFIT PLAN IS DEEMED TO REPRESENT THAT THE PURCHASE OF ONE OR MORE NOTES IS CONSISTENT WITH ITS FIDUCIARY DUTIES UNDER ERISA AND DOES NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION AS DEFINED IN SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

(Exhibit A-3, Page 1)

THE FAILURE TO PROVIDE THE ISSUING ENTITY AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS` NOTE.

(Exhibit A-3, Page 2)

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

[    ]% CLASS B ASSET BACKED NOTE

$        3

NOTE No. R-1

[CUSIP NO. [            ]]

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of              MILLION DOLLARS ($        ), on the earlier of the Payment Date occurring on July 15, 2019 (the “Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture (referred to on the reverse side hereof) except as provided below or in the Indenture (referred to on the reverse side hereof. The Issuer will pay interest on this Note at the Class B Interest Rate, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the close of business on the preceding Payment Date, subject to certain limitations contained in Article V of the Sale and Servicing Agreement (referred to on the reverse side hereof). Interest on this Note will accrue for each Payment Date from the and including the 15th day of each calendar month preceding the Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the following month. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified in the Indenture and the Sale and Servicing Agreement.

Capitalized terms used but not defined herein are defined in Indenture or the Sale and Servicing Agreement.

The Notes are secured by certain assets of the Issuer consisting primarily of a portfolio of motor vehicle installment sale contracts and loans. This Note does not represent an interest in, or obligation of, California Republic Funding, LLC (the “Depositor”), California Republic Bank, or any affiliate thereof. This Note and all other Class B Notes are junior and subordinated to the Class A-1 Notes and the Class A-2 Notes, as fully described in the Indenture and the Sale and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture, or the Sale and Servicing Agreement or be valid for any purpose.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE

[3]	Denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(Exhibit A-3, Page 3)

WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(Exhibit A-3, Page 4)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:		CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

(Exhibit A-3, Page 5)

REVERSE OF NOTE

This certifies that Cede & Co. (the “Noteholder”), is the registered owner of the Note which is secured by certain assets of the CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2 (the “Issuer”) created by the Amended and Restated Trust Agreement, dated as of November 1, 2013, between Depositor and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”). The Notes are issued pursuant to an Indenture, dated as of November 1, 2013 (as amended, the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”) and are subject to the terms of the Indenture and the Sale and Servicing Agreement, dated as of November 1, 2013 (as amended, the “Sale and Servicing Agreement”), among California Republic Bank, the Depositor, the Indenture Trustee and the Issuer.

The property of the Issuer will include the Issuer’s right, title and interest in, to and under the Collateral (as defined in the Indenture).

This Note is issued under and is subject to the terms, provisions and conditions of the Sale and Servicing Agreement, and the Indenture, as each may be amended and supplemented from time to time, the Noteholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Sale and Servicing Agreement and the Indenture are set forth below, this Note does not purport to summarize the Sale and Servicing Agreement or the Indenture and reference is made to the Sale and Servicing Agreement and the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Indenture Trustee. A copy of the Sale and Servicing Agreement and the Indenture (without schedules and exhibits) may be requested from the Indenture Trustee by writing to the Indenture Trustee at Deutsche Bank Trust Company Americas, C/O DBNTC, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, NJ 07311. In the event of any conflict between this Note, on the one hand, and the Indenture or the Sale and Servicing Agreement on the other hand, the Indenture or the Sale and Servicing Agreement shall control.

The Issuer has entered into the Sale and Servicing Agreement and the Notes have been (or will be) issued with the intention that the Notes will qualify under Applicable Law as indebtedness of the Issuer secured by the Collateral. The Issuer, each Beneficiary and each Noteholder and Owner by the acceptance of its Note or Book-Entry Note, as applicable, agrees to treat the Notes as indebtedness secured by the Collateral for federal income, State and local income, and franchise taxes and any other taxes imposed on or measured by income.

On each Payment Date, the Indenture Trustee shall distribute to each Person who was a Noteholder at the close of business on the last day of the prior Collection Period (each a “Record Date”) such Noteholder’s share of such amounts on deposit in the Collection Account as are payable in respect of Notes pursuant to the Sale and Servicing Agreement. Distributions with respect to this Note will be made by the Indenture Trustee by check mailed to the address of the Noteholder of record appearing on the Register without the presentation or surrender of this Note or the making of any notation thereon (except for the final distribution in respect of this Note) except that with respect to Notes registered in the name of a Depository, including Cede & Co., the nominee for DTC, distributions will be made to the Depository in immediately available

(Exhibit A-3, Page 6)

funds. Final payment of this Note will be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholder in accordance with the Indenture.

On the Payment Date occurring after the last day of a Collection Period on which the aggregate outstanding principal balance of the Notes is reduced to an amount equal to or less than 10% of the Cutoff Date Pool Balance the Servicer shall have the option to redeem the Notes in whole, but not in part, at a purchase price equal to the Redemption Price for such Payment Date. Each of the Notes is also subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under Sections 5.04(a)(i) through 5.04(a)(vii) and Section 5.04(a)(x) of the Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes as determined by the Servicer.

This Note does not represent an obligation of, or an interest in Depositor, California Republic Bank, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Note is limited in right of payment to certain Collections with respect to the Collateral, all as more specifically set forth herein and in the Sale and Servicing Agreement and the Indenture.

Upon the satisfaction of the Rating Agency Condition, the Sale and Servicing Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Indenture Trustee, the Issuer and the Noteholders holding a majority of the Note Balance of the Outstanding Notes of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders.

The Indenture may be amended and supplemental indentures may be adopted in accordance with the terms and conditions set forth in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register of the Registrar upon surrender of this Note for registration of transfer at the office or agency maintained by the Registrar in Jacksonville, Florida, accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized, and thereupon one or more new Notes of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in denominations specified in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for new Notes of a like Class and aggregate principal amount as requested by the Noteholder surrendering such Notes. No service charge may be imposed for any such exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(Exhibit A-3, Page 7)

The Servicer, the Indenture Trustee, the Issuer and the Registrar and any agent of any of them, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Servicer nor the Indenture Trustee, the Issuer and Registrar, nor any agent any of them, shall be affected by notice to the contrary except in certain circumstances described in the Indenture.

The Indenture Trustee is not responsible for and makes no representation as to the validity or adequacy of the Indenture or this Note, is not accountable for the Issuer’s use of proceeds of the Notes and is not responsible for any statement in this Note other than the Indenture Trustee’s certificate of authentication.

(Exhibit A-3, Page 8)

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

*/	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Note in every particular, without alteration, enlargement or any change whatsoever.

(Exhibit A-3, Page 9)

EXHIBIT A-4

FORM OF CLASS C NOTE

THE ACQUISITION OF THE NOTES BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR ANY “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “INTERNAL REVENUE CODE”), OR ANY ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 OR OTHERWISE IS PROHIBITED UNLESS SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE INTERNAL REVENUE CODE. EACH BENEFICIAL OWNER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.

A FIDUCIARY OF A BENEFIT PLAN PURCHASING THE NOTES WITH THE ASSETS OF A BENEFIT PLAN IS DEEMED TO REPRESENT THAT THE PURCHASE OF ONE OR MORE NOTES IS CONSISTENT WITH ITS FIDUCIARY DUTIES UNDER ERISA AND DOES NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION AS DEFINED IN SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

(Exhibit A-4, Page 1)

THE FAILURE TO PROVIDE THE ISSUING ENTITY AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS` NOTE.

(Exhibit A-4, Page 2)

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

[    ]% CLASS C ASSET BACKED NOTE

$        4

NOTE No. R-1

[CUSIP NO. [            ]]

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of              MILLION DOLLARS ($        ), on the earlier of the Payment Date occurring on August 17, 2020 (the “Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture (referred to on the reverse side hereof) except as provided below or in the Indenture (referred to on the reverse side hereof. The Issuer will pay interest on this Note at the Class C Interest Rate, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the close of business on the preceding Payment Date, subject to certain limitations contained in Article V of the Sale and Servicing Agreement (referred to on the reverse side hereof). Interest on this Note will accrue for each Payment Date from the and including the 15th day of each calendar month preceding the Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the following month. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified in the Indenture and the Sale and Servicing Agreement.

Capitalized terms used but not defined herein are defined in Indenture or the Sale and Servicing Agreement.

The Notes are secured by certain assets of the Issuer consisting primarily of a portfolio of motor vehicle installment sale contracts and loans. This Note does not represent an interest in, or obligation of, California Republic Funding, LLC (the “Depositor”), California Republic Bank, or any affiliate thereof. This Note and all other Class C Notes are junior and subordinated to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes as fully described in the Indenture and the Sale and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture, or the Sale and Servicing Agreement or be valid for any purpose.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE

[4]	Denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(Exhibit A-4, Page 3)

WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(Exhibit A-4, Page 4)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:		CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

(Exhibit A-4, Page 5)

REVERSE OF NOTE

This certifies that Cede & Co. (the “Noteholder”), is the registered owner of the Note which is secured by certain assets of the CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2013-2 (the “Issuer”) created by the Amended and Restated Trust Agreement, dated as of November 1, 2013, between Depositor and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”). The Notes are issued pursuant to an Indenture, dated as of November 1, 2013 (as amended, the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”) and are subject to the terms of the Indenture and the Sale and Servicing Agreement, dated as of November 1, 2013 (as amended, the “Sale and Servicing Agreement”), among California Republic Bank, the Depositor, the Indenture Trustee and the Issuer.

The property of the Issuer will include the Issuer’s right, title and interest in, to and under the Collateral (as defined in the Indenture).

This Note is issued under and is subject to the terms, provisions and conditions of the Sale and Servicing Agreement, and the Indenture, as each may be amended and supplemented from time to time, the Noteholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Sale and Servicing Agreement and the Indenture are set forth below, this Note does not purport to summarize the Sale and Servicing Agreement or the Indenture and reference is made to the Sale and Servicing Agreement and the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Indenture Trustee. A copy of the Sale and Servicing Agreement and the Indenture (without schedules and exhibits) may be requested from the Indenture Trustee by writing to the Indenture Trustee at Deutsche Bank Trust Company Americas, C/O DBNTC, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, NJ 07311. In the event of any conflict between this Note, on the one hand, and the Indenture or the Sale and Servicing Agreement on the other hand, the Indenture or the Sale and Servicing Agreement shall control.

The Issuer has entered into the Sale and Servicing Agreement and the Notes have been (or will be) issued with the intention that the Notes will qualify under Applicable Law as indebtedness of the Issuer secured by the Collateral. The Issuer, each Beneficiary and each Noteholder and Owner by the acceptance of its Note or Book-Entry Note, as applicable, agrees to treat the Notes as indebtedness secured by the Collateral for federal income, State and local income, and franchise taxes and any other taxes imposed on or measured by income.

On each Payment Date, the Indenture Trustee shall distribute to each Person who was a Noteholder at the close of business on the last day of the prior Collection Period (each a “Record Date”) such Noteholder’s share of such amounts on deposit in the Collection Account as are payable in respect of Notes pursuant to the Sale and Servicing Agreement. Distributions with respect to this Note will be made by the Indenture Trustee by check mailed to the address of the Noteholder of record appearing on the Register without the presentation or surrender of this Note or the making of any notation thereon (except for the final distribution in respect of this Note) except that with respect to Notes registered in the name of a Depository, including Cede & Co., the nominee for DTC, distributions will be made to the Depository in immediately available

(Exhibit A-4, Page 6)

funds. Final payment of this Note will be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholder in accordance with the Indenture.

On the Payment Date occurring after the last day of a Collection Period on which the aggregate outstanding principal balance of the Notes is reduced to an amount equal to or less than 10% of the Cutoff Date Pool Balance the Servicer shall have the option to redeem the Notes in whole, but not in part, at a purchase price equal to the Redemption Price for such Payment Date. Each of the Notes is also subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under Sections 5.04(a)(i) through 5.04(a)(vii) and Section 5.04(a)(x) of the Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes as determined by the Servicer.

This Note does not represent an obligation of, or an interest in Depositor, California Republic Bank, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Note is limited in right of payment to certain Collections with respect to the Collateral, all as more specifically set forth herein and in the Sale and Servicing Agreement and the Indenture.

Upon the satisfaction of the Rating Agency Condition, the Sale and Servicing Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Indenture Trustee, the Issuer and the Noteholders holding a majority of the Note Balance of the Outstanding Notes of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders.

The Indenture may be amended and supplemental indentures may be adopted in accordance with the terms and conditions set forth in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register of the Registrar upon surrender of this Note for registration of transfer at the office or agency maintained by the Registrar in Jacksonville, Florida, accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized, and thereupon one or more new Notes of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in denominations specified in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for new Notes of a like Class and aggregate principal amount as requested by the Noteholder surrendering such Notes. No service charge may be imposed for any such exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(Exhibit A-4, Page 7)

The Servicer, the Indenture Trustee, the Issuer and the Registrar and any agent of any of them, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Servicer nor the Indenture Trustee, the Issuer and Registrar, nor any agent any of them, shall be affected by notice to the contrary except in certain circumstances described in the Indenture.

The Indenture Trustee is not responsible for and makes no representation as to the validity or adequacy of the Indenture or this Note, is not accountable for the Issuer’s use of proceeds of the Notes and is not responsible for any statement in this Note other than the Indenture Trustee’s certificate of authentication.

(Exhibit A-4, Page 8)

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

*/	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Note in every particular, without alteration, enlargement or any change whatsoever.

(Exhibit A-4, Page 9)

EXHIBIT B

FORM OF NOTE INVESTMENT LETTER

(Exhibit B, Page 1)

EXHIBIT C-1

FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY EUROCLEAR OR CLEARSTREAM BANK, SOCIÉTÉ ANONYME

(Exhibit C-1, Page 1)

EXHIBIT C-2

FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY MEMBER ORGANIZATION

(Exhibit C-2, Page 1)

EXHIBIT D

FORM OF REPURCHASE REQUEST NOTICE

Reporting Period: [calendar month]

☐	Check here if nothing to report.

Transaction	Loan	Activity During Period[5]
		Date of Reputed Demand[6]	Party Making Reputed Demand	Date of Withdrawal of Reputed Demand

[5]	Forward any applicable information or documentation relating to any reputed demands to the Servicer. See Item 11 in the ASF Rule 15Ga-1 Market Implementation Guide for a discussion of what constitutes activity.
[6]	See Item 23 in the ASF Rule 15Ga-1 Market Implementation Guide for a discussion of “demands.”

(Exhibit D)